UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 10, 2012, representatives of M&T Bank Corporation (“M&T”) will deliver a presentation to analysts and investors at the Barclays Global Financial Services Conference in New York City. M&T’s presentation is scheduled to begin at 9:45 a.m. Eastern Time. A copy of this presentation is attached as Exhibit 99.

The information in this Form 8-K, including Exhibit 99 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of M&T under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving M&T’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

On August 27, 2012, M&T Bank Corporation, a New York corporation (“M&T”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hudson City Bancorp, Inc., a Delaware corporation (“Hudson City”) and Wilmington Trust Corporation, a Delaware corporation and a wholly owned subsidiary of M&T (“WTC”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Hudson City will merge with and into WTC, with WTC continuing as the surviving entity (the “Merger”). In addition to factors previously disclosed in M&T’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by M&T and Hudson City shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the M&T and Hudson City businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information.

In connection with the Merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of M&T and Hudson City and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF M&T AND HUDSON CITY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about M&T and Hudson City, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from M&T at www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” or from Hudson City by accessing Hudson City’s website at www.hcsbonline.com under the heading “Investor Relations.” Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5445.

M&T and Hudson City and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of M&T and Hudson City in connection with the Merger. Information about the directors and executive officers of M&T and their ownership of M&T common stock is set forth in the proxy statement for M&T’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2012. Information about the directors and executive officers of Hudson City and their ownership of Hudson City common stock is set forth in the proxy statement for Hudson City’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99	M&T Bank Corporation Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: September 10, 2012	By:	/s/ René F. Jones
René F. Jones
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99	M&T Bank Corporation Presentation. Filed herewith.